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                                                                     Exhibit 5.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                 4 TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                               TEL: (212) 735-3000
                               FAX: (212) 735-2000





                                                                February 8, 2000



NTL Communications Corp.
110 East 59th Street
New York, NY 10022




                     Re:      NTL Communications Corp.
                              Registration Statement on Form S-4
                              ----------------------------------

Ladies and Gentlemen:

                   We have acted as special counsel to NTL Communications Corp., a Delaware corporation (the "Company"), in connection with the public offering of Euro 250,000,000 aggregate principal amount of the Company's 9 1/4% Series B Senior Notes due 2006 (the "New 2006 Notes"), Euro 350,000,000 aggregate principal amount of the Company's 9 7/8% Series B Senior Notes due 2009 (the "New 2009 Notes") and Euro 210,000,000 aggregate principal amount at maturity of the Company's 11 1/2% Series B Senior Deferred Coupon Notes due 2009 (the "New Deferred Coupon Notes" and, together with the New 2006 Notes and the New 2009 Notes, the "New Notes"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer"), for (i) in the case of the New 2006 Notes and the New 2009 Notes, respectively, a like principal amount of the issued and outstanding 9 1/4%


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Senior Notes due 2006 of the Company (the "Old 2006 Notes") and the 9 7/8%
Senior Notes due 2009 of the Company (the "Old 2009 Notes"), and (ii) in the case of the New Deferred Coupon Notes, a like principal amount at maturity of the issued and outstanding 11 1/2% Senior Deferred Coupon Notes due 2009 (the "Old Deferred Coupon Notes" and, together with the Old 2006 Notes and the Old 2009 Notes, the "Old Notes", and the New Notes and the Old Notes being referred to herein collectively as the "Notes"), under the respective Indentures for the respective Notes, each dated as of November 24, 1999 (the "Indentures"), by and among the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). The Exchange Offer is being conducted in accordance with the Registration Rights Agreement, dated November 24, 1999, between the Company and Morgan Stanley & Co. International Limited, Goldman Sachs International, Chase Securities Inc., Donaldson, Lufkin & Jenrette International and Salomon Brothers International Limited.

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (Registration No. 333-95267), as filed by the Company with the Securities and Exchange Commission (the "Commission") on January 24, 2000 under the Act and Amendment No. 1 thereto filed with the Commission on February 8, 2000 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of each of the Indentures; (iv) the Certificate of Incorporation of the Company, currently in effect; (v) the Restated By-Laws of the Company, as currently in effect; (vi) certain resolutions adopted by the Board of Directors of the Company and a Finance Committee of the Board of Directors of the Company relating to the Exchange Offer, the issuance of the Old Notes and the New Notes, the Indentures and related matters; and (vii) the form of the New Notes and specimen certificates thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives

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of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York which are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the New Notes have been duly executed and authenticated in accordance with the terms of the respective Indentures and have been delivered upon consummation of the Exchange Offer against receipt of Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in

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accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). With respect to the enforceability of all obligations under the New Notes payable in euros, we note that a United States federal court would award a judgment only in United States dollars and that a judgment of a court in the State of New York rendered in euros would be converted into United States dollars at the rate of exchange prevailing on the date of entry of such judgment.

                  In rendering the opinions set forth above, we have assumed that the choice of the euro as the currency in which the New Notes are denominated does not contravene any exchange control or other laws of the European Union and the member countries thereof, and we have also assumed that the execution, authentication and delivery by the Company of the Indentures and the New Notes do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part 2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998.


                  We hereby consent to the filing of this opinion with the Commission as an exhibit to Amendment No. 1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in Amendment No. 1 of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,



                                            /s/ Skadden, Arps, Slate,
                                                Meagher & Flom LLP
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                                              Skadden, Arps, Slate,
                                                        Meagher & Flom LLP